UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

April 5, 2017
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, the Company’s Compensation Committee approved annual awards of non-qualified stock options, performance-based and time-based restricted stock units (“RSUs”) to executive officers and key employees under its Long-Term Incentive Plan (“LTIP”) as of April 5, 2017. Under the LTIP for 2017, each executive officer was granted three awards with a total targeted award level determined for each individual by the Compensation Committee. First, each individual received a non-qualified stock option, with the value of the stock option equal to 30% of the targeted award value. Second, each individual received performance-based RSUs with a target level equal to 20% of the targeted award value. Third, each individual received time-based RSUs value equal to 50% of the targeted award value. The grants of stock options and the target levels of the RSU awards to the named executive officers are set forth on Exhibit 99.1.

The stock option granted to each executive officer has a term of five years and vests in four equal annual installments, with the first installment vesting one year after the date of grant. The stock options vest early in the event of retirement or a change in control. The stock options have an exercise price of $29.20 per share, equal to the closing price of the common stock on the business day prior to the date of grant.

The performance-based RSU awards represent the right to receive shares of common stock on the vesting date, generally the third anniversary of the award date. The number of shares that vest will be based on achievement of specified performance goals over a three-year period. The performance goals for the RSUs granted under the LTIP for 2017 are based on the Company’s average return on equity for fiscal years 2018 through 2020. The RSU awards specify the number of shares that will vest at target performance. The shares that vest at the minimum and maximum levels of performance will be equal to 50% and 150% of the target level, respectively, with vested amounts for performance between those levels to be prorated.

The time-based RSU awards represent the right to receive shares of common stock on the vesting date, generally the third anniversary of the award date. The total of all time-based RSUs shall become vested on the third anniversary of the effective date, provided that the Employee remains continuously employed by the Company through the Vesting Date.

Any RSUs that do not vest on the vesting date will be forfeited. Also, the RSUs will be forfeited if the participant’s employment with the Company terminates prior to the vesting date, except upon retirement, termination by the Company without cause or change in control. In the event of retirement or termination by the Company without cause prior to the third anniversary of the award date, the RSUs will vest on the three-year anniversary of the award date based on achievement of performance goals, with the number of vested shares prorated based on the number of months served before the date of retirement or termination without cause during the 36-month vesting period. Upon a change in control, the RSUs become 100% vested at target level.

If the participant remains employed on a dividend record date for Common Stock, dividend equivalents will be paid in the form of additional RSUs on the regular quarterly dividend payment dates. The RSUs received under dividend equivalents will be paid out in shares at the same time as any related vested RSUs.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Schedule of Grants of Stock Options and Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
General Counsel and Vice President Corporate Development

Dated: April 6, 2017